SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[X]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by Rule
          14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                      APPLIED SCIENCE AND TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment  of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(4)  and
0-11.

        1)       Title of each class of securities to which transaction applies:
                 ---------------------------------------------------------------

        2)       Aggregate number of securities to which transaction applies:
                 ---------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
                 ---------------------------------------------------------------

        4)       Proposed maximum aggregate value of transaction:
                 ---------------------------------------------------------------

        5)       Total fee paid:
                 ---------------------------------------------------------------
[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)       Amount Previously Paid:
                 ---------------------------------------------------------------

        2)       Form, Schedule or Registration Statement No.:
                 ---------------------------------------------------------------

        3)       Filing Party:
                 ---------------------------------------------------------------

        4)       Date Filed:
                 ---------------------------------------------------------------







                      APPLIED SCIENCE AND TECHNOLOGY, INC.
                                  35 CABOT ROAD
                           WOBURN, MASSACHUSETTS 01801





                                                              October __, 1997




Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of APPLIED SCIENCE AND TECHNOLOGY, INC. (the "Corporation") to be held on Thursday, November 20, 1997, at 2:00 p.m. at the St. Francis/Westin Hotel, 325 Powell Street, San Francisco, California.

         At the Annual Meeting, you will be asked (i) to elect two (2) members of the Board of Directors of the Corporation; (ii) to approve an amendment to the Corporation's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 30,000,000, and to adopt a three-for-two stock split; (iii) to approve an amendment to the Corporation's 1993 Stock Option Plan to increase the number of shares of Common Stock available for issuance pursuant to the plan to 1,500,000; and (iv) to ratify and approve the selection of the Corporation's independent auditors, KPMG Peat Marwick LLP. Details of the matters to be considered at the Annual Meeting are contained in the Proxy Statement, which we urge you to review carefully.

         Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return your Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your Proxy.

         On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Corporation.

                                                     Sincerely,



                                                     Richard S. Post, Ph.D.
                                                     President







                      APPLIED SCIENCE AND TECHNOLOGY, INC.
                                  35 CABOT ROAD
                           WOBURN, MASSACHUSETTS 01801

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of APPLIED SCIENCE AND TECHNOLOGY, INC. (the "Corporation"), a Delaware corporation, will be held on Thursday, November 20, 1997 at 2:00 p.m. at the St. Francis/Westin Hotel, 325 Powell Street, San Francisco, California, for the following purposes:

         1. To elect two (2) members of the Board of Directors for a term of three (3) years;

         2. To approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 30,000,000, and to adopt a three-for-two stock split;

         3. To approve an amendment to the Corporation's 1993 Stock Option Plan to increase the number of shares of Common Stock available for issuance pursuant to the plan to 1,500,000;

         4. To ratify and approve the selection of KPMG Peat Marwick LLP as independent auditors for the Corporation for the fiscal year ending June 27, 1998; and

         5. To consider and act upon any matters incidental to the foregoing and any other matters that may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on September 24, 1997, as the record date for the determination of stockholders entitled to notice of and vote at the Annual Meeting and any adjournment or adjournments thereof.

                                              By Order of the Board of Directors

                                              John M. Tarrh
                                              Secretary
Woburn, Massachusetts
October __, 1997
--------------------------------------------------------------------------------
                                    IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, WE URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE THE CORPORATION THE EXPENSES AND EXTRA WORK OF ADDITIONAL SOLICITATION. AN ADDRESSED ENVELOPE FOR WHICH NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR STOCK AT THE ANNUAL MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.
--------------------------------------------------------------------------------







                      APPLIED SCIENCE AND TECHNOLOGY, INC.
                                  35 CABOT ROAD
                           WOBURN, MASSACHUSETTS 01801



                                 PROXY STATEMENT


                                OCTOBER __, 1997

         The enclosed proxy is solicited by the Board of Directors of APPLIED SCIENCE AND TECHNOLOGY, INC. (the "Corporation") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, November 20,
1997, at 2:00 p.m. at the St. Francis/Westin Hotel, 325 Powell Street, San Francisco, California, and at any adjournment or adjournments thereof.

         Stockholders of record at the close of business on September 24, 1997, will be entitled to vote at the Annual Meeting or any adjournment thereof. On that date, 4,556,899 shares of the Corporation's common stock, $.01 par value per share (the "Common Stock"), were issued and outstanding. Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Annual Meeting. The Corporation has no other voting securities.

         The presence of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, either in person or represented by a properly executed proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

         The election of directors will be determined by a plurality of the shares voted affirmatively or negatively at the Annual Meeting. The other proposals to be voted upon by the stockholders of the Corporation, except Proposal No. 2, requires the vote of a majority of shares of Common Stock present at the Annual Meeting for passage. Proposal No. 2 requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock for passage. Abstentions and broker non-votes (the latter of which result when a broker holding shares for a beneficial holder in "street name" has not received timely voting instructions on certain matters from such beneficial holder and the broker does not have discretionary voting power on such matters) are counted for purposes of determining the presence or absence of a quorum at the Annual Meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.



                                       2


         THE DIRECTORS, NOMINATED DIRECTORS AND OFFICERS OF THE CORPORATION AS A GROUP OWN OR MAY BE DEEMED TO CONTROL 1,078,786 SHARES OF COMMON STOCK, CONSTITUTING APPROXIMATELY 23.7% OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE CORPORATION. EACH OF THE DIRECTORS, NOMINATED DIRECTORS AND OFFICERS HAS INDICATED HIS INTENT TO VOTE ALL SHARES OF COMMON STOCK OWNED OR CONTROLLED BY HIM IN FAVOR OF EACH ITEM SET FORTH HEREIN.

         Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the two nominees for director named herein, FOR the proposal to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 30,000,000, and to adopt a three-for-two stock split, FOR the proposal to increase the aggregate number of shares available for issuance under the Corporation's 1993 Stock Option Plan to 1,500,000 and FOR the ratification of the appointment of KPMG Peat Marwick LLP as the Corporation's independent auditors for the fiscal year ending June 27, 1998. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. The proxy may be revoked at any time before it is exercised by written notice to the Secretary prior to the Annual Meeting, or by giving to the Secretary a duly executed proxy bearing a later date than the proxy being revoked at any time before such proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed proxies received in time for the Annual Meeting will be voted as specified therein.

         The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be taken, such shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies. The Board of Directors knows of no matter to be acted upon at the Annual Meeting that would give rise to appraisal rights for dissenting stockholders.

         An annual report on Form 10-K, containing the Corporation's audited financial statements for its fiscal years ended June 28, 1997 ("Fiscal Year 1997"), June 29, 1996 ("Fiscal Year 1996") and July 1, 1995 ("Fiscal Year 1995")
is being mailed together with this Proxy Statement to all stockholders entitled to vote. This Proxy Statement and the accompanying proxy were first mailed to stockholders on or about October __, 1997.

                                 PROPOSAL NO. 1
                                 --------------

                              ELECTION OF DIRECTORS

         The bylaws of the Corporation provide for a Board of Directors which is divided into three classes. Directors constituting approximately one-third of the Board of Directors are elected each year for a period of three years at the Corporation's Annual Meeting of Stockholders and serve until their successors are duly elected by the stockholders of the Corporation. The



                                       3


members of Class I, Dr. Post and Mr. Anderson, are currently proposed for reelection to the Board of Directors. The terms of the members of Class II, Messrs. Tarrh and Kahl, expire in 1998, and the terms of the members of Class III, Dr. Smith and Messrs. de Beaumont and Bertucci, expire in 2000. Vacancies and newly created directorships resulting from any increase in the number of authorized directors may be filled by a majority vote of the directors then remaining in office. Officers are elected by and serve at the discretion of the Board of Directors.

         Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for an individual director, or for all directors, will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. The Board of Directors expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

         A plurality of the shares voted affirmatively or negatively at the Annual Meeting is required to elect each nominee as a director.

         THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF DR. RICHARD S. POST AND MR. ROBERT R. ANDERSON AS DIRECTORS, EACH TO SERVE A THREE YEAR TERM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.



                                       4


         The following table sets forth the year each director was elected a director and the age, positions and offices presently held by each director with the Corporation:

                                   CLASS TO       YEAR
                                   WHICH          FIRST
                                   DIRECTOR       BECAME A
NAME                       AGE     BELONGS        DIRECTOR     POSITION
----                       ---     -------        --------     --------
Richard S. Post, Ph.D.*..   54      I             1987          Chief Executive Officer,
                                                                President and Chairman of
                                                                the Board of Directors

John M. Tarrh ...........   50      II            1987          Senior Vice President,
                                                                Finance, Secretary,
                                                                Treasurer and Director

Donald K. Smith, Ph.D....   44      III           1987          Senior Vice President,
                                                                Advanced Technology,
                                                                and Director

Robert R. Anderson*......   59      I             1995          Director

Michel de Beaumont.......   55      III           1993          Director

John R. Bertucci.........   56      III           1994          Director

Hans-Jochen Kahl.........   56      II            1995          Director

-------------------------

*Nominees for election at this Annual Meeting.

         Mr. Jordan L. Golding has served as an advisor to the Board of Directors since 1989.

         The Board of Directors has appointed an Executive Committee presently comprised of Drs. Post and Smith and Mr. Tarrh. The Executive Committee is authorized to take any action that the Board of Directors is authorized to act upon with the exception of the issuance of stock, the sale of all or substantially all of the Corporation's assets, or any other significant corporate transaction.

         All of the directors of the Corporation who were directors during Fiscal Year 1997 attended at least 75% of the meetings of the Board of Directors and the committees on which they served during Fiscal Year 1997. The Board of Directors met seven (7) times formally, while the Executive Committee met informally on a number of occasions during Fiscal Year 1997.


                                       5


         The Board of Directors also has appointed a Compensation Committee, presently comprised of Mr. Kahl with Mr. Golding as an advisor, and an Audit Committee comprised of Messrs. Bertucci and Anderson, with Mr. Golding as an advisor. The Compensation Committee is responsible for negotiating and approving compensation arrangements for officers, employees, consultants, and directors, including the granting of options to purchase the Corporation's Common Stock pursuant to any of the Corporation's stock option plans. The Audit Committee was established for the purposes of (i) reviewing the Corporation's financial results and recommending the selection of the Corporation's independent auditors; (ii) reviewing the effectiveness of the Corporation's accounting policies and practices, financial reporting and internal controls; and (iii) reviewing the scope of independent audit coverages and fees, and any transactions that may involve a potential conflict of interest and internal control systems. In July 1995, the Board of Directors established a Stock Option Committee to administer the Corporation's 1987 and 1993 Stock Option Plans. Members of the Stock Option Committee are Messrs. de Beaumont and Bertucci, two of the outside directors of the Corporation. The Compensation and Audit Committees met two (2) and four (4) times, respectively, during Fiscal Year 1997.

         None of the directors or executive officers of the Corporation are related by blood, marriage, or adoption to any of the Corporation's directors or executive officers.

BACKGROUND

         The following is a brief summary of the background of each director of the Corporation, as well as Mr. Golding, an advisor to the Board of Directors:

         RICHARD S. POST, PH.D. has served as the Corporation's President, Chief Executive Officer and Chairman of the Board since its inception in 1987. Prior to founding the Corporation, Dr. Post served at the Massachusetts Institute of Technology ("MIT") from 1981 to 1987. At MIT, Dr. Post served as a Senior Research Scientist, in the position of Head of the Mirror Confinement Division of the Plasma Fusion Center, where he was responsible for project management, plasma physics and materials interactions research. Dr. Post earned his Ph.D. in Plasma Physics from Columbia University and his Bachelor of Science degree from the University of California at Berkeley.

         MR. JOHN M. TARRH has served as the Corporation's Senior Vice President, Finance, Treasurer and Secretary, and as a director since its inception in 1987. Mr. Tarrh became the Manager of the Mirror Confinement Division of MIT's Plasma Fusion Center in 1986 where he was responsible for financial management, project management and administration. Prior to joining the research staff of MIT in 1978, he was the Executive Vice President - Operations of Magnetic Engineering Associates, a privately held, high-technology company in Cambridge, Massachusetts which was owned by Sala Magnetics. Mr. Tarrh presently serves as a director for QC Optics, Inc., a publicly held designer of laser based defect detection systems. Mr. Tarrh



                                       6


received his Master of Science degree in Electrical Engineering from MIT, and he earned his Bachelor of Science degree in Electrical Engineering from Virginia Polytechnic Institute and State University.

         DONALD K. SMITH, PH.D. has served as the Corporation's Senior Vice President, Advanced Technology, and as a director since its inception in 1987. He joined MIT as a Research Scientist in 1981 and was a Group Leader as well as a member of the management team on several projects. Dr. Smith specializes in radio frequency and plasma engineering. Dr. Smith earned his Master of Science degree and Ph.D. in Electrical Engineering from the University of Wisconsin, Madison, and his Bachelor of Science degree from Davidson College.

         MR. ROBERT R. ANDERSON has served as a director of the Corporation since October 1995. Previously, Mr. Anderson co-founded in 1975 and served as Chairman of the Board of Directors, Chief Financial Officer and Chief Operating Officer of KLA Instruments Corporation, the leading manufacturer of yield monitoring and process control systems for the semiconductor manufacturing industry, from which he retired in 1994. From 1970 to 1975, Mr. Anderson was Chief Financial Officer of Computervision Corporation, which develops and markets software for design automation and product data management. Mr. Anderson is presently the Chief Executive Officer and is Chairman of the Board of Directors of Silicon Valley Research, a manufacturer of EDA software for integrated circuit design and manufacture. Mr. Anderson attended Bentley College.

         MR. MICHEL DE BEAUMONT has served as a director of the Corporation since January 1993. Since 1981, Mr. de Beaumont has served as a co-founder and director of American Equities Overseas (U.K.) Ltd. of London, England, a wholly owned subsidiary of American Equities Overseas Inc. ("American Equities"), a private securities brokerage and corporate finance firm. From 1978 to 1981, Mr. de Beaumont served as a Vice President in the London, England Office of American Securities Corp., which subsequently was the clearing house for American Equities until 1993. Mr. de Beaumont has also previously served as a Vice President at Smith Barney Harris Upham and Oppenheimer & Co. Mr. de Beaumont holds degrees in Advanced Mathematics, Physics and Chemistry from the Universities of Poitiers and Paris, and a degree in Business Administration from the University of Paris.

         MR. JOHN R. BERTUCCI has served as a director of the Corporation since September 1994. Mr. Bertucci has been President, Chief Executive Officer and a director of MKS Instruments, Inc. ("MKS"), a privately held manufacturer and seller of pressure control instruments for vacuum processes, since 1974. Mr. Bertucci received a Master of Science degree in Industrial Administration and a Bachelor of Science degree in Metallurgical Engineering from Carnegie-Mellon University.

         MR. HANS-JOCHEN KAHL has served as a director of the Corporation since October 1995. From June 1994 through September 1996, Mr. Kahl served as a consultant to Ebara, a Japanese manufacturer of industrial water pumps and vacuum process equipment for the semiconductor industry. Mr. Kahl was employed
by  Leybold  AG,   formerly   Leybold-Heraeus   GmbH



                                       7


("Leybold"), a leading international manufacturer of vacuum pumps and other vacuum process equipment for the semiconductor industry, from July 1983 to March 1992, Mr. Kahl served as a managing director of Leybold, where he was primarily responsible for sales, marketing and strategic planning. Mr. Kahl was appointed to the Board of Directors of Leybold in 1987, and since November 1996, he has served as a director of Solid State Measurement, a privately held manufacturer of high precision measurement tools.

         MR. JORDAN L. GOLDING, a certified public accountant, has served as an advisor to the Board of Directors since 1989. Mr. Golding served as a partner in KPMG Peat Marwick LLP until his retirement in 1988, where his client responsibilities included high technology, merchandising, banking and emerging companies. After service in the U.S. Navy, he became a partner in Golding, Golding & Company, which in 1967 merged with KPMG Peat Marwick LLP. He has served as President of the Massachusetts Society of Certified Public Accountants and was Chairman of the Management Advisory Services Committee of the American Institute of Certified Public Accountants. Mr. Golding presently serves as a director of Canadian Western Bank, a publicly held commercial bank. Mr. Golding serves on the Advisory Board of New Balance, Inc., the privately held parent company of New Balance Athletic Shoe, Inc., and of Grand Circle Corporation, the parent company of Grand Circle Travel, Inc. and Overseas Adventure Travel, Inc., and as a consultant to other corporations. Mr. Golding earned a Master of Business Administration degree from Harvard Business School, and graduated from Harvard College.


                                       8



EXECUTIVE OFFICERS AND KEY EMPLOYEES

         The  executive   officers  and  certain  other  key  employees  of  the
Corporation, their ages and positions held in the Corporation are as follows:

NAME                           AGE    POSITION
----                           ---    --------

Richard S. Post, Ph.D........  54     President, Chief Executive Officer and
                                      Chairman of the Board of Directors

Brian R. Chisholm............  49     Senior Vice President, Operations

Donald K. Smith, Ph.D........  44     Senior Vice President, Advanced
                                      Technology

John M. Tarrh................  50     Senior Vice President, Finance,
                                      Secretary and Treasurer

Robert E. Bettilyon..........  48     Controller

Timothy E. Coutts............  42     President - ETO, Inc.

Michael C. DeLuca............  39     Vice President, Manufacturing Operations

Lorrie Ferraro...............  35     Director of Human Resources

Richard W. Hartnell..........  56     Director of Operations of AGL

William M. Holber, Ph.D......  43     Director of Technical Marketing

         The following is a brief summary of the background of each executive officer or key employee of the Corporation, other than Drs. Post and Smith and Mr. Tarrh, whose backgrounds are described above:

         MR. BRIAN R. CHISHOLM has been the Corporation's Senior Vice President of Operations since November 1996. From 1994 to August 1996, Mr. Chisholm was the Research and Development Manager - Thin Film Systems for Varian Associates, a developer and producer of automated systems for depositing thin films, where he was responsible for advanced development, engineering and support of all thin film products. Previously, Mr. Chisholm was the Vice President, Engineering and Product Management for IRT Corporation, a publicly held company that provides machine vision based x-ray inspection systems and radiation processing services. Mr. Chisholm received a Master of Business Administration degree from Northeastern University, a


                                       9



Master of Science degree in Physics from Virginia Polytechnic Institute and a Bachelor of Arts degree in Physics from Northeastern University.

         MR. ROBERT E. BETTILYON has been the Corporation's Controller since August 1993. From 1983 to 1993, Mr. Bettilyon was Controller at Coherent General, Inc., a private manufacturer of industrial lasers and laser systems for materials processing and medical applications, and has served at each of its Massachusetts, Tokyo and Munich facilities. Mr. Bettilyon previously served as a Senior Financial Planning Analyst at Standard Oil of Ohio from 1980 to 1983, and as an Audit Senior at Touche Ross (now Deloitte and Touche) from 1977 to 1980. Mr. Bettilyon holds a Bachelor of Science degree in Accounting from the University of Utah and is a Certified Public Accountant.

         MR. TIMOTHY E. COUTTS has been the President of ETO, Inc. since January 1996. Effective November 1997, Mr. Coutts will be the Corporation's Vice President and General Manager of ETO, Inc. From October 1992 to December 1995, Mr. Coutts was employed by Ehrhorn Technological Operations, Inc. ("Ehrhorn") most recently as the President, Chief Operating Officer and a director. Ehrhorn was acquired by the Corporation in January 1996. At Ehrhorn, Mr. Coutts' responsibilities included general management of Ehrhorn. Mr. Coutts received a Bachelor of Science degree in Accounting from the University of North Dakota and is a Certified Public Accountant.

         MR. MICHAEL C. DELUCA has been the Corporation's Vice President of Manufacturing since May 1997. From 1995 to 1997, Mr. DeLuca was the Director of Operations for Applied Fiberoptics, Inc. a fiberoptics manufacturing company where he was responsible for all aspects of manufacturing. From 1993 to 1995, Mr. DeLuca was Pharmaceutical Operations Manager for Millipore Corporation, a manufacturer of high technology filtration devices . Previously, he was the Plant Manager for Veratec, a manufacturer of components for the computer diskette industry. Mr. DeLuca received a Master of Business Administration degree from Babson Graduate School of Business, and a Bachelor of Arts degree in Physics from the College of The Holy Cross.

         MS. LORRIE FERRARO has been the Corporation's Director of Human Resources since June 1995. Prior to joining the Corporation, Ms. Ferraro owned and operated a privately held human resources consulting firm, AmCan Marketing, in Lowell, Massachusetts. Prior to founding AmCan Marketing in 1990, Ms. Ferraro was employed from 1989 to 1990 by Metcalf and Eddy Companies, Inc., as Human Resource Manager. Ms. Ferraro received an Associate degree in Human Resources from McGill University and an Associate degree in Education from Northern Lights College.

         MR. RICHARD W. HARTNELL has served as Director of Operations for Astex/Gerling Laboratories, Inc. ("AGL") AGL since 1994. Prior to joining the Corporation, from 1979 to 1993, Mr. Hartnell was Director of Operations for Teledyne CME, a publicly held electronics manufacturing company, where he was responsible for

                                       10



manufacturing, manufacturing engineering and quality control. Mr. Hartnell received a Bachelor of Science degree in Electrical Engineering from San Jose State University.

         WILLIAM M. HOLBER, PH.D. has been the Corporation's Director of Technical Marketing since July 1995. From May 1993 to July 1995, Dr. Holber was the Corporation's Director of Technology Development for OEM products. From 1986 to May 1993, Dr. Holber was a research staff member for the IBM T.J. Watson Research Center where he performed research on various aspects of electron cyclotron resonance (ECR) plasmas for microelectronic applications. Dr. Holber received a Ph.D. in Applied Physics from Columbia University, a Master of City and Regional Planning degree from Harvard University, Kennedy School of Government, a Master of Science degree in Physics from the University of Chicago and a Bachelor of Science degree from Brown University.


                                       11



                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth, as of September 24, 1997, certain information concerning stock ownership of the Corporation by (i) each person known by the Corporation to own of record or be the beneficial owner of more than five percent (5%) of the Corporation's Common Stock, (ii) each of the Corporation's directors, and (iii) all directors and officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

         NAME AND ADDRESS                             NUMBER OF SHARES            PERCENTAGE
         OF BENEFICIAL OWNER(1)                       BENEFICIALLY OWNED(2)        OF CLASS
         ----------------------                       ---------------------        --------
         Kopp Investment Advisors, Inc.............               922,518            20.2%

         Richard S. Post, Ph.D.(3).................               420,435             9.2%

         Donald K. Smith, Ph.D.(4) ................               297,452             6.5%

         John M. Tarrh(5)..........................               277,658             6.1%

         Michel de Beaumont(6).....................                48,012             1.1%

         John Bertucci(7)..........................                62,000             1.4%

         Robert R. Anderson(8) ....................                53,000             1.2%

         Hans-Jochen Kahl(8).......................                 8,000               *

         All Officers and Directors
         as a Group (10 persons)
         (3)(4)(5)(6)(7)(8)(9)(10)(11).............             1,213,788            25.9%



*        Less than one percent (1%)

(1) The address for all officers and directors is c/o Applied Science and Technology, Inc., 35 Cabot Road, Woburn, Massachusetts 01801. The address for Kopp Investment Advisors, Inc. is 7701 France Avenue South, Suite 500, Edina, Minnesota 55435.

(2) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the



                                       12


         exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person in the table.

(3) Includes (i) 5,000 shares of Common Stock owned by Dr. Post as custodian for his two children; (ii) 12,000 shares of Common Stock owned by Dr. Post's wife; (iii) 3,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 5,000 shares, at an exercise price of $11.125 per share, which expires on July 2, 2000; (iv) 10,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 25,000 shares, at an exercise price of $12.625 per share, which expires on December 28, 2000; (v) 12,000 shares of Common Stock issuable upon the exercise of the vested portion of options to purchase up to an aggregate of 30,000 shares, at an exercise price of $9.625 per share, each option expires on August 5, 2001; (vi) 1,400 shares of Common Stock issuable upon the exercise of an option, at an exercise price of $7.625 per share, which expires on November 20, 2001; and (vii) 4,000 shares of Common Stock issuable upon exercise of the vested portion of an option to purchase up to 13,478 shares, at an exercise price of $16.75 per share, which expires on June 30, 2002.

(4) Includes (i) 1,200 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 2,000 shares, at an exercise price of $11.125 per share, which expires on July 2, 2000;
         (ii) 6,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 15,000 shares, at an exercise price of $12.625 per share, which expires on December 28, 2000; (iii) 6,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 15,000 shares at an exercise price of $9.625 per share, which expires on August 5, 2001;
         (iv) 1,000 shares of Common Stock issuable upon the exercise of an option, at an exercise price of $7.625 per share, which expires on November 20, 2001; and (v) 2,800 shares of Common Stock issuable upon exercise of the vested portion of options to purchase up to an aggregate of 14,000 shares, at an exercise price of $16.75 per share, each option expires on June 30, 2002.

(5) Includes (i) an aggregate of 876 shares of Common Stock owned by Mr. Tarrh's wife and minor son; (ii) 600 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 1,000 shares, at an exercise price of $11.125 per share, which expires on July 2, 2000; (iii) 2,800 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 7,000 shares at an exercise price of $12.625 per share, which expires on December 28, 2000; (iv) 2,600 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 6,500 shares at an exercise price of $9.625 per share, which expires on August 5, 2001; (v) 900 shares of Common Stock issuable upon the exercise of an option at a price of $7.625 per share, which expires on November 20, 2001; and (vi) 2,000 shares of Common



                                       13



         Stock issuable upon the exercise of the vested portion of an option to purchase up to 10,000 shares, at an exercise price of $16.75 per share, which expires on June 30, 2002. Excludes 12,500 shares of Common Stock held by Mr. Tarrh's father and sisters, in which Mr. Tarrh disclaims any beneficial interest.

(6) Includes (i) 36,012 shares of Common Stock held by various trust arrangements, of which Mr. de Beaumont is a beneficiary; (ii) 4,000 shares of Common Stock issuable upon the exercise of an option to purchase up to 4,000 shares, at an exercise price of $7.06 per share, which expires on November 18, 2004; and (iii) 8,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 12,000 shares at an exercise price of $16.00 per share, which expires on November 15, 2005.

(7) Includes (i) 15,000 shares of Common Stock owned directly by Mr. Bertucci; (ii) 35,000 shares of Common Stock held by MKS Instruments, Inc., of which Mr. Bertucci is the majority shareholder; (iii) 8,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 12,000 shares, at an exercise price of $16.00 per share, which expires on November 15, 2005; and (iv) 4,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 4,000 shares, at an exercise price of $7.06 per share, which expires on November 18, 2004.

(8) Includes (i) 35,000 shares of Common Stock owned directly by Mr. Anderson; (ii) 10,000 shares of Common Stock held in trust for the benefit of a child of Mr. Anderson, of which Mr. Anderson is the trustee; and (iii) 8,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 12,000 shares at an exercise price of $16.00 per share, which expires on November 15, 2005.

(9) Includes the following options owned by Brian R. Chisholm, the Corporation's Senior Vice President of Operations: (i) 600 shares of Common Stock issuable upon the exercise of an option at an exercise price of $7.625 per share, which expires on November 20, 2001; (ii) 6,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 30,000 shares, at an exercise price of $9.00 per share, which expires on November 25, 2001; and (iii) 2,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 10,000 shares, at an exercise price of $16.75 per share, which expires on June 30, 2002.

(10) Includes the following stock and options owned by Timothy E. Coutts, the President of ETO, Inc.: (i) 8,529 shares of Common Stock; (ii) 12,502 shares of Common Stock held in escrow for the benefit of Mr. Coutts in connection with the Corporation's acquisition of Ehrhorn, which shares will be released upon satisfaction of certain escrow obligations; (iii) 8,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 20,000 shares, at an exercise price of $12.625 per share, which



                                       14


         expires on December 31, 2000; (iv) 3,200 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 8,000 shares, at an exercise price of $9.625 per share, which expires on August 5, 2001; (v) 600 shares of Common Stock issuable upon the exercise of an option at an exercise price of $7.625 per share, which expires on November 20, 2001; and (vi) 1,800 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 9,000 shares, at an exercise price of $16.75 per share, which expires on June 30, 2002.

(11) Includes the following option owned by Michael C. DeLuca, the Corporation's Vice President of Manufacturing: (i) 4,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 20,000 shares, at an exercise price of $11.50 per share, which expires on May 6, 2002.

                     COMPENSATION OF OFFICERS AND DIRECTORS

EXECUTIVE OFFICERS' COMPENSATION

         The table on the following page sets forth the compensation paid to Dr. Post, the Corporation's Chief Executive Officer, President and Chairman of the Board of Directors, Mr. Tarrh, the Corporation's Senior Vice President, Finance, Dr. Smith, the Corporation's Senior Vice President, Advanced Technology, Mr. Coutts, the President of ETO, Inc., and Mr. Lloyd, the Corporation's former Vice President, Manufacturing Operations during Fiscal Years 1997, 1996 and 1995.


                                       15


                           SUMMARY COMPENSATION TABLE

                                                                                        Long Term Compensation
                                                                                   --------------------------------

                     Annual Compensation                                                    Awards            Payouts
-------------------------------------------------------------------------          ------------------------   -------
(a)                                (b)       (c)         (d)          (e)             (f)           (g)          (h)        (i)
                                                                                                 Securities
Name and                                                                           Restricted    Underlying    LTIP       All Other
Principal                         Fiscal                         Other Annual      Stock         Options/      Payouts    Compen-
Position                          Year     Salary(1)    Bonus    Compensation(2)   Awards        SARs (#)         $       sation (3)
--------                          ----     ---------    -----    ---------------   ------        --------      -------    ----------


Richard S. Post                   1997     $160,790    $33,692         -0-            -0-          31,400         -0-       $ 6,716
   President, Chief               1996     $142,500    $57,200         -0-            -0-          30,000         -0-       $ 2,344
   Executive Officer              1995     $130,000    $17,679         -0-            -0-             -0-         -0-       $ 1,739
   and Chairman of the
   Board

Donald K. Smith                   1997     $111,280    $17,115         -0-            -0-          16,000         -0-       $ 6,424
   Senior Vice President,         1996     $114,000    $40,040         -0-            -0-          17,000         -0-       $ 1,534
   Advanced Technology,           1995     $104,000    $16,143         -0-            -0-             -0-         -0-       $ 1,512
   and Director

John M. Tarrh                     1997     $ 98,750    $10,495         -0-            -0-           7,400         -0-       $ 6,270
   Senior Vice President,         1996     $ 95,366    $28,710         -0-            -0-           8,000         -0-       $ 1,761
   Finance, Secretary, Treasurer  1995     $ 87,006    $10,139         -0-            -0-             -0-         -0-       $ 1,255
   and Director

Timothy E. Coutts(4)              1997     $122,977    $11,030         -0-            -0-           8,600         -0-       $ 6,659
   President, ETO, Inc.           1996     $ 63,846    $ 2,640         -0-            -0-          20,000         -0-       $ 2,936

John D. Lloyd(5)                  1997     $ 81,942        -0-     $25,575            -0-           2,800         -0-       $21,896
   Former Vice President,         1996     $ 93,437    $23,100         -0-            -0-           7,000         -0-       $ 1,672
   Manufacturing Operations       1995     $ 80,846    $ 7,000         -0-            -0-           4,000         -0-       $   913


(1) Amounts shown indicate cash compensation earned and received by Drs. Post and Smith and Messrs. Tarrh, Coutts and Lloyd; no amounts were earned but deferred at their election. Drs. Post and Smith and Messrs. Tarrh and Coutts participate in the Corporation's group health and life insurance programs and other benefits generally available to all employees of the Corporation.

(2) Represents the difference between the exercise price and fair market value of the Common Stock at the time of exercise of certain options to purchase Common Stock held by Mr. Lloyd.

(3) Amounts shown represent premium payments on life and long-term disability insurance policies for Drs. Post and Smith and Messrs. Tarrh, Coutts and Lloyd (which are available to all employees of the Corporation) and contributions paid by the Corporation in connection with its 401(k) Plan and health insurance premiums.

(4) Excludes sums paid to Mr. Coutts by Ehrhorn in connection with this exercise of non-qualified options and the lapse of the restrictions on restricted stock of Ehrhorn held by Mr. Coutts as a result of the acquisition of Ehrhorn by the Corporation.

(5) In March 1997, the Corporation entered into a severance agreement with Mr. Lloyd (the "Severance Agreement"). Of the total 13,800 options reflected in column (g), 1,600 were exercised subsequent to Fiscal 1997 and the balance of the options were cancelled effective September 30, 1997, with the exception of 2,000 shares underlying an option which may vest on or before October 31, 1997. Of the $21,896 reflected in column
         (i), severance payments of $18,223 were made pursuant to the Severance Agreement.


                                       16




                        OPTION GRANTS IN FISCAL YEAR 1997

                                                                                             Potential Realizable Value
                                                                                             at Assumed Annual Rates of
                                                                                              Stock Price Appreciation
                                          Individual Grants                                    For Option Term (1)(5)
-------------------------------------------------------------------------------------------- --------------------------
         (a)                      (b)               (c)            (d)             (e)           (f)            (g)
------------------------   -----------------    ------------   --------------  -------------   -------        --------
                                                % of Total
                                Number of        Options
                                Securities      Granted to
                                Underlying       Employees     Exercise or
                                 Options         in Fiscal      Base Price     Expiration
        Name                  Granted (#)(1)(2)   Year(3)         ($/Sh)         Date(4)          5%             10%
------------------------   -----------------    ------------   --------------  -------------   -------        --------
Richard S. Post                  30,000           12.9%           $9.625       08/05/2001      $79,776        $176,285
                                  1,400               *           $7.625       11/20/2001      $ 2,949        $  6,517

Donald K. Smith                  15,000            6.5%           $9.625       08/05/2001      $39,888        $ 88,142
                                  1,000               *           $7.625       11/20/2001      $ 2,107        $  4,655

Timothy E. Coutts                 8,000            3.4%           $9.625       08/05/2001      $21,274        $ 47,009
                                    600               *           $7.625       11/20/2001      $ 1,264        $  2,793

John M. Tarrh                     6,500            2.8%           $9.625       08/05/2001      $17,285        $ 38,195
                                    900               *           $7.625       11/20/2001      $ 1,896        $  4,190

John D. Lloyd(6)                  3,500            1.5%           $9.625       08/05/2001      $ 9,307        $ 20,567
                                    800               *           $7.625       11/20/2001      $ 1,685        $  3,724

-----------------------------------
*        Less than 1%.

(1) Except for Mr. John D. Lloyd, none of the above-named executive officers has exercised any of the options granted during Fiscal Year 1997.

(2) Except for the options granted in November 1996, which were fully vested on grant, options granted in Fiscal Year 1997 are exercisable as follows: 20% of the shares become exercisable the date of the issuance of the option and an additional 20% of the option shares become exercisable on each successive anniversary date, with full vesting occurring on the fifth anniversary date.

(3) In Fiscal Year 1997, options to purchase a total of 231,725 shares of Common Stock were granted to employees of the Corporation, including executive officers.

(4) The options are subject to earlier termination upon certain events related to termination of employment.

(5) The dollar gains under these columns result from calculations discussing hypothetical growth rates as set by the Commission and are not intended to forecast future price appreciation of the Common Stock.


                                       17




(6) Pursuant to the Severance Agreement, the balance of the option to purchase 3,500 shares of Common Stock (2,100 shares) was cancelled as of September 30, 1997. The option to purchase 800 shares of Common Stock was exercised by Mr. Lloyd in February 1997.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997
                        AND FISCAL YEAR-END OPTION VALUES

            (a)                        (b)               (c)                 (d)                 (e)
--------------------------      -------------------   ------------     ----------------      -------------
                                                                       Number of             Value of
                                                                       Securities            Unexercised
                                                                       Underlying            In-the-Money
                                                                       Unexercised           Options at
                                                                       Options               Fiscal Year-
                                                      Value            at Fiscal Year-       End Exercisable/
                                Shares Acquired       Realized         End Exercisable/      Unexercisable
         Name                       on Exercise             ($)        Unexercisable(1)         ($)(1)(2)
--------------------------      -------------------   -------------    ----------------      --------------
John D. Lloyd                         5,500           $  25,575         1,600/12,200         $7,000/$93,275

------------------------

(1) Pursuant to the terms of the Severance Agreement, the unexercisable options at fiscal year end were cancelled effective September 30, 1997, with the exception of 2,000 shares underlying an option which may vest on or before October 31, 1997.

(2) In-the-Money options are those options for which the fair market value of the underlying Common Stock is greater than the exercise price of the option. On June 27, 1997 the last trading day of Fiscal Year 1997, the fair market value of the Corporation's Common Stock underlying the options (as determined by the last sale price quoted on NASDAQ/NMS) was $17.00.

COMPENSATION OF DIRECTORS

         Messrs. Anderson, Bertucci, and Kahl receive $1,000 per meeting for participation in Board of Directors meetings, and $500 per meeting for participation in Committee meetings. All non-employee directors receive reimbursement of reasonable travel expenses.

         In addition, pursuant to the Corporation's Formula Plan, effective on and commencing as of November 16, 1995, all non-employee directors received a grant of options to purchase twelve thousand (12,000) shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Under the Formula Plan, options to purchase one thousand (1,000) shares of Common Stock will vest immediately and additional options to purchase one thousand (1,000) shares of Common Stock will vest quarterly, subject to the option holder's continued service as a Director of the Corporation. Upon the vesting of these options, each non-


                                       18




employee director will receive an additional grant of options to purchase twelve thousand (12,000) shares of Common Stock, to vest on the same terms as above.

EMPLOYMENT   AGREEMENTS,   TERMINATION  OF  EMPLOYMENT   AND   CHANGE-IN-CONTROL
ARRANGEMENTS

         The Corporation has entered into employment agreements with Drs. Post and Smith and Mr. Tarrh which are renewable annually. These agreements provide for base salaries of $170,000, $117,000, and $103,000 respectively, during Fiscal Year 1997. However, during the second and third quarters of Fiscal Year 1997, Drs. Post and Smith and Mr. Tarrh recommended and implemented a 10% reduction in their base salaries as part of an expense reduction effort by the Corporation. Base salaries and bonuses are determined by the Board of Directors, with each officer eligible to receive a bonus if the Corporation exceeds operating profit goals (exclusive of extraordinary items of gain and loss) for the fiscal year (the "Bonus Plan"). Pursuant to the Bonus Plan, Drs. Post and Smith, and Mr. Tarrh received bonuses of $33,692, $17,115 and $10,495, respectively, during Fiscal Year 1997. Each individual is entitled to receive benefits offered to the Corporation's employees generally and to receive twelve
(12) months base salary as severance in the event his employment is terminated by the Corporation without cause. In addition, the employment agreements preclude each individual from competing with the Corporation during his employment and for at least two years thereafter, from disclosing confidential information, and each agreement contains an ownership provision in the Corporation's favor for techniques, discoveries and inventions arising during the term of employment.

         Each of the employment agreements for Drs. Post and Smith and Mr. Tarrh were amended in July 1996, to provide that in addition to the severance benefits discussed above, in the event of a sale or change of control in the Corporation, and if their employment is terminated without cause, or if they are transferred outside of Eastern Massachusetts or if any individual has a significant reduction in responsibility with the Corporation, then he shall be entitled to receive 299% of his prior year's compensation (as determined by Section 280G of the Internal Revenue Code of 1986, as amended). In addition, these employment agreements, as modified, provide that if any executive remains with the Corporation for one year after a sale or change of control in the Corporation, then he shall receive as a bonus an amount equal to 18 months of his then current base salary.

         The Corporation also has employment agreements with Messrs. Chisholm, Coutts and DeLuca which expire on December 3, 1997, December 31, 1998 and April 30, 1998, respectively. These agreements are automatically renewed for successive periods of one year, unless a notice of non-renewal is given. The base salaries of Messrs. Chisholm, Coutts and DeLuca are $147,400, $128,000 and $120,000, respectively. Messrs. Chisholm and DeLuca are entitled to receive bonuses up to 35% and 25%, respectively, of their base salaries. Mr. Coutts receives a bonus in accordance with earnings targets established by the Board of Directors. Each of these individuals is entitled to severance benefits if he is terminated without cause, Mr. Chisholm receives severance benefits for twelve
(12) months; Mr. Coutts receives severance benefits for thirty (30) days; and Mr. DeLuca receives severance benefits for six (6) months. These agreements also preclude each individual from competing with the Corporation during his employment and for at least two years


                                       19



thereafter,  from  disclosing  confidential  information,   and  each  agreement
contains an ownership provision in the Corporation's favor for techniques, discoveries and inventions arising during the term of employment.

         The employment agreements for Chisholm and DeLuca also provide that in the event of a sale or change of control in the Corporation, and if Mr. Chisholm's or Mr. DeLuca's employment is terminated without cause, or their base salary or Corporation-paid benefits are reduced, or if they are transferred outside of Eastern Massachusetts or if they have a significant reduction in responsibility with the Corporation, then they shall be entitled to receive 100% of the severance benefits due for each full year or portion thereof that they have been employed by the Corporation, up to a maximum of 299% of the severance benefits set forth above. Mr. Chisholm's employment agreement also provides that if he remains with the Corporation for one year after a sale or change of control in the Corporation, then he shall receive as a bonus an amount equal to 50% of his then current base salary and bonuses paid during the preceding fiscal year.

401(K) PLAN

         Effective July 1990, the Corporation adopted and established a 401(k) Employee Benefit Plan (the "401(k) Plan"). Under the 401(k) Plan, any employee who has completed 90 days of service and has attained the age of 21 years is eligible to participate. Under the terms of the 401(k) Plan, an employee may defer up to 15% of his or her compensation through contributions to the 401(k) Plan. Also, the Corporation may make discretionary matching contributions on behalf of the participating employees. Amounts contributed to the 401(k) Plan by the Corporation are subject to a six year vesting schedule. The Corporation made voluntary contributions to the 401(k) Plan during Fiscal Year 1997 of $74,653 on behalf of all eligible employees.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         On October 15, 1992, the Securities and Exchange Commission adopted substantial amendments to its disclosure rules relating to executive compensation. To adequately address and comply with these rules, the Board of Directors established a Compensation Committee (the "Committee") in November 1994. The Committee is currently composed of Mr. Kahl, with Mr. Golding serving as an advisor, and is responsible for setting and administering the policies which govern annual compensation for the Corporation's executives. Following review and approval by the Committee of the compensation policies, all issues pertaining to executive compensation are submitted to the Board of Directors for approval. Following the Annual Meeting, the Board of Directors may appoint an additional non-employee director to join Mr. Kahl on the Compensation Committee.

         This report is not incorporated by reference in prior Securities Act of 1933 and Securities Exchange Act of 1934 filings made by the Corporation that might have incorporated future filings in their entirety, except to the extent that the Corporation specifically incorporates this information by reference, and should not be otherwise deemed filed under such Acts.


                                       20




         The Committee believes that the primary objectives of the Corporation's compensation policies are to attract and retain a management team that can effectively implement and execute the Corporation's strategic business plan. These compensation policies include (i) an overall management compensation program that is competitive with management compensation programs at companies of similar size; (ii) short-term bonus incentives for management to meet the Corporation's net income performance goals; and (iii) long-term incentive compensation in the form of stock options and other long-term equity compensation that will encourage management to continue to focus on shareholder return.

         The Committee's goal is to use compensation policies to closely align the interests of the Corporation with the interests of shareholders so that the Corporation's management have incentives to achieve short-term performance goals while building long-term value for the Corporation's shareholders. The Committee will review its compensation policies from time to time in order to determine the reasonableness of the Corporation's compensation programs and to take into account factors which are unique to the Corporation.

         The Committee has entered into employment agreements with Drs. Post and Smith, and Messrs. Tarrh, Chisholm, Coutts and DeLuca. These agreements are renewable annually, and provide for termination for cause as well as termination without cause and limit competition if the officer's employment is terminated.

         Base Salaries. For Fiscal Year 1997, Dr. Post's base salary was increased from $143,000 in Fiscal Year 1996 to $170,000 per annum; Dr. Smith's base salary has been increased from $114,000 in Fiscal Year 1996 to $117,000 per annum; and Mr. Tarrh's base salary was increased from $97,500 in Fiscal Year 1996 to $103,000. However, during the second and third quarters of Fiscal Year 1997, Drs. Post and Smith and Mr. Tarrh recommended and implemented a 10% reduction in their base salaries as part of an expense reduction effort by the Corporation. The base salaries of Messrs. Chisholm, Coutts and DeLuca are $147,400, $128,000 and $120,000, respectively. The Compensation Committee believes that these salaries reflect base salaries paid to senior officers of other companies of similar size and also reflect improvements in the Corporation's financial performance to date.

         Bonus Plan. To further incentivize management to continue to improve operating results, in August 1994, the Board of Directors implemented the Bonus Plan. Pursuant to the Bonus Plan, the Board of Directors may grant bonuses to certain executive officers based on each individual's achievement of certain specified goals previously approved by the Board of Directors. The amounts to be distributed pursuant to the Bonus Plan are determined by the amount by which operating profits exceed the operating profit goal, which is established annually. The Committee believes that the Bonus Plan provides significant incentive to the executive officers of the Corporation to exceed the operating profit goal.

                                       21




         Compensation for Chief Executive Officer. Dr. Post's compensation was based upon careful analysis of other comparable public companies' Chief
Executive Officers' compensation and Dr. Post's efforts and success in the following areas: improving the Corporation's operating results; establishing strategic goals and objectives for the long-term growth of the Corporation; and raising equity capital needed to allow the Corporation to advance in its strategic goals.

                                                   COMPENSATION COMMITTEE



September 24, 1997                                 Hans-Jochen Kahl, Chairman



                                       22




PERFORMANCE GRAPHS

         As a result of the Corporation's expanded business, the Corporation is changing the SIC Code Index comparison from 3679 (Electronic Components) to 3559 (Special Industry Machinery, N.E.C.), which more accurately reflects the Corporation's current business activities. The following graph compares the cumulative total stockholder return (assuming reinvestment of dividends) from investing $100 on November 10, 1993 (the day the Corporation's Common Stock began trading separately on The National Association of Securities Dealers Automated Quotation System ("NASDAQ")), and plotted at the end of Fiscal Years 1994, 1995, 1996 and 1997, in each of (i) the Corporation's Common Stock, (ii) the NASDAQ Market Index of companies (the "NASDAQ Market Index"); and (iii) a Peer Group Index based on Standard Industry Classification Number 3559, Special Industry Machinery, N.E.C. (the "SIC Code Index"), which consists of other companies in the Special Industry Machinery. The stock price performance on the graph below is not necessarily indicative of future price performance.




                                    [GRAPH]








                                            11/10/93      07/02/94      07/01/95        06/29/96       06/28/97
                                            --------      --------      --------        --------       --------
Applied Science and Technology, Inc.        $100.00       $  55.68       $101.14        $109.09        $154.55

NASDAQ Market Index                         $100.00       $  99.38       $116.55        $146.72        $176.74

SIC Code Index                              $100.00       $ 117.88       $250.96        $185.29        $308.07


                                       23





         For comparison purposes only, the Corporation has also provided a performance graph using its former SIC Code Index (3679 - Electronic Components). The following graph compares the cumulative total stockholder return (assuming reinvestment of dividends) from investing $100 on November 10, 1993 (the day the Corporation's Common Stock began trading separately on NASDAQ), and plotted at the end of Fiscal Years 1995, 1996 and 1997, in each of
(i) the Corporation's Common Stock, (ii) the NASDAQ Market Index; and (iii) a Peer Group Index based on Standard Industry Classification Number 3679, Electronic Components (the "SIC Code Index"), which consists of other companies in the Electronic Component industry. The stock price performance on the graph below is not necessarily indicative of future price performance.








                                    [GRAPH]







                                            11/10/93      07/02/94      07/01/95      06/29/96     06/28/97
                                            --------      --------      --------      --------     --------
Applied Science and Technology, Inc.        $100.00       $  55.68       $101.14       $109.09      $154.55

NASDAQ Market Index                         $100.00       $  99.38       $116.55       $146.72      $176.74

SIC Code Index                              $100.00       $ 106.38       $142.80       $183.35      $166.45



                                       24



                           PRICE RANGE OF COMMON STOCK

         The Corporation's Common Stock and the Redeemable Warrants trade on the National Association of Securities Dealers Automated Quotation System National Market System ("NASDAQ/NMS") under the symbols "ASTX" and "ASTXW," respectively. On September 24, 1997, the closing bid and ask prices for the Corporation's Common Stock as reported by NASDAQ/NMS were $21 5/8 and $21 7/8, respectively, and the bid and asked prices for the Redeemable Warrants were $3 1/2 and $3 3/4, respectively. The Redeemable Warrants were called for redemption by the Corporation. The redemption date was October 7, 1997. As of September 24, 1997, the Corporation had 169 holders of record of its Common Stock. Management believes that there are approximately 2,100 beneficial owners of its Common Stock.

         For the periods indicated, the following table sets forth the high and low closing sale prices for the Common Stock as reported by NASDAQ/NMS from July 2, 1995 through September 24, 1997. Such quotations represent interdealer quotations without adjustment for retail markups, markdowns or commissions and may not represent actual transactions.

                                                                        SALE
                                                                        ----
                                                              HIGH                 LOW
                                                              ----                 ---

         FISCAL YEAR
         1996
         ----
         First Quarter....................................   $18                $11 1/8
         Second Quarter...................................    17 1/4             11 3/4
         Third Quarter....................................    16 3/8             12 5/8
         Fourth Quarter...................................    23                 11 3/4

         1997
         ----
         First Quarter....................................   $12 5/8            $ 7 3/4
         Second Quarter...................................    12 3/4              6 3/4
         Third Quarter....................................    14 5/8              8 3/4
         Fourth Quarter...................................    17                  9 1/8

         1998
         ----
         First Quarter (through September 24, 1997).......   $23 3/8            $15 5/8


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, ("Section 16(a)") requires executive officers, directors, and persons who beneficially own more than ten percent (10%) of the Corporation's stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 with the Securities and Exchange Commission (the "Commission")


                                       25




and any national securities exchange on which the Corporation's securities are registered. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by the Commission's regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Corporation and written representations from the executive officers and directors, the Corporation believes that all its executive officers, directors, and greater than ten percent (10%) beneficial owners complied with all applicable Section 16(a) filing requirements, with the following exceptions: (i) Dr. Post failed to timely file a Form 5 reporting three stock option grants;
(ii) Mr. Tarrh and Dr. Smith failed to timely file a Form 5 each reporting two stock option grants; (iii) Dr. Smith failed to timely file one Form 4 reporting an aggregate of six sale transactions; (iv) Mr. Chisholm failed to timely file a Form 5 reporting one stock option grant; and (v) Mr. de Beaumont failed to timely file two Form 4s reporting an aggregate of six sale transactions.


                                 DIVIDEND POLICY

         The Corporation has not paid dividends on its Common Stock since its inception and has no intention of paying any dividends in the foreseeable future. The Corporation's current credit facility arrangements restrict the Corporation's ability to declare cash dividends without the lender's prior written consent. The Corporation intends to reinvest future earnings, if any, in the development and expansion of its business. Any declaration of dividends will be at the election of the Board of Directors and will depend upon the earnings, capital requirements and financial position of the Corporation, general economic conditions, requirements of any bank lending arrangements which may then be in place, and other pertinent factors.

                                 PROPOSAL NO. 2
                                 --------------

                  AMENDMENT TO CERTIFICATE OF INCORPORATION TO
            INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK,
                    AND TO ADOPT A THREE-FOR-TWO STOCK SPLIT

         On August 14, 1997, the Board of Directors unanimously adopted a resolution proposing that the Corporation's Certificate of Incorporation be amended to increase the total number of shares of Common Stock, $.01 par value per share, that the Corporation is authorized to issue from 10,000,000 to 30,000,000. This amendment is being proposed because as of September 24, 1997 the Corporation has only 2,547,306 remaining shares of Common Stock which are authorized but not issued or reserved (assuming Proposal No. 3 is approved at the Annual Meeting).

         The Board believes that it is prudent to have additional shares of Common Stock available for general corporate purposes, including acquisitions, equity financings, grants of stock options, payment of stock dividends, stock splits or other recapitalizations, none of which, except for the Stock Split described below, is specifically planned or known at the present time, but which will be able to be done expediently if such increase is approved by the stockholders at this Annual




                                       26



Meeting, as a stockholder vote is required to increase the number of authorized shares of Common Stock and, given the time normally needed to complete a proxy solicitation, such increase could not be done expediently in the future. The Board will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes. In addition, further authorization for the issuance of the securities by a vote of stockholders will not be solicited prior to such issuance. These shares of Common Stock will not carry pre-emptive rights.

         On October 14, 1997, the Board of Directors approved a 3:2 stock split to be effected in the form of a stock dividend (the "Stock Split") to record holders of Common Stock as of November 28, 1997, subject to approval of the increase in the number of authorized shares. In addition, as a result of the Stock Split, the number of Shares of Common Stock issuable under the Corporation's various stock option plans and outstanding warrants will also be adjusted accordingly. The Board believes that the Stock Split will result in a market price that should be more attractive to a broader spectrum of investors and therefore may result in a broader market for the shares. The Corporation will apply for listing on the NASDAQ/NMS of the additional shares of Common Stock to be issued.

         If the proposed amendment is adopted, the Stock Split would be accomplished by mailing to each stockholder of record, as of the close of business on November 28, 1997, certificates representing one additional share of Common Stock for every two shares of Common Stock then owned by the stockholder. Any fractional shares will be redeemed for cash by the Corporation at the fair market value of such shares on November 28, 1997.

         PRESENT CERTIFICATES WILL CONTINUE TO REPRESENT THE NUMBER OF SHARES EVIDENCED THEREBY. PRESENT CERTIFICATES WILL NOT BE EXCHANGED FOR NEW CERTIFICATES. CERTIFICATES SHOULD NOT BE RETURNED TO THE CORPORATION OR TO ITS TRANSFER AGENT, AS IT WILL NOT BE NECESSARY TO SUBMIT OUTSTANDING CERTIFICATES FOR EXCHANGE.

         The Corporation expects that the payable date for such dividends will be on or about December 12, 1997, or as soon thereafter as possible.

         The Corporation has been advised by tax counsel that the proposed Stock Split would result in no gain or loss or realization of taxable income to owners of Common Stock under existing United States federal income tax laws. The cost basis for tax purposes of each new share and each retained share of Common Stock would be equal to two-thirds of the cost basis for tax purposes of the corresponding share immediately preceding the Stock Split. In addition, the holding period for the additional shares issued pursuant to the Stock Split would be deemed to be the same as the holding period for the original share of Common Stock. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares and stockholders are urged to consult their tax advisors.

         If the stockholders dispose of their shares subsequent to the Stock Split, they may pay higher brokerage commissions on the same relative interest in the Corporation because that interest is represented by a greater number of shares. Stockholders may wish to consult their respective brokers to ascertain the brokerage commission that would be charged for disposing of the greater number of shares.

         As of September 24, 1997, of the 10,000,000 shares of Common Stock the Corporation is authorized to issue 4,556,899 shares were issued and outstanding, 992,162 shares of Common Stock were issuable upon the exercise of the Corporation's Redeemable Purchase Warrants issued in its initial public offering, a total of 261,273 shares were issuable upon the exercise of warrants granted to the underwriter of the Corporation's initial public offering, and an aggregate of 887,360 shares of Common Stock have been reserved under the
Corporation's 1987 and 1993 Stock Option Plans (with an additional 755,000 shares to be reserved under the Corporation's 1993 Stock Option Plan if Proposal No. 3 is passed by the stockholders) and the Corporation's 1994 Formula Stock Option Plan. The Corporation's Redeemable Purchase Warrants were called for redemption by the Corporation and an additional 876,907 shares of Common Stock were issued by the Corporation. The redemption date was October 7, 1997.

         As with the issuance of any shares of the Corporation's Common Stock other than on a pro-rata basis to all current stockholders, the issuance of additional shares pursuant to the proposed amendment would reduce the proportionate interests in the Corporation held by current stockholders.

         If the proposed amendment is adopted by the stockholders, it will become effective upon filing and recording a Certificate of Amendment as required by the General Corporation Law of Delaware.

         The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve the amendment to the Corporation's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 30,000,000, and to adopt a three-for-two stock split.

         THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF AN AMENDMENT TO THE CORPORATION'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, $.01 PAR VALUE, FROM 10,000,000 TO 30,000,000, AND TO ADOPT A THREE-FOR-TWO STOCK SPLIT, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.



                                       27


                                 PROPOSAL NO. 3
                                 --------------

              PROPOSAL TO APPROVE AN AMENDMENT TO THE CORPORATION'S
             1993 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES
              OF COMMON STOCK THAT HAVE BEEN RESERVED FOR ISSUANCE
                        PURSUANT TO THE PLAN TO 1,500,000

         Prior to the Corporation's initial public offering in 1993, the Board of Directors recommended and the stockholders of the Corporation approved the 1993 Stock Option Plan (the "1993 Plan") that provides for the granting to employees, officers, directors, consultants and non-employees of the Corporation of options to purchase up to 250,000 shares of Common Stock. In 1995, the Board of Directors increased the number of shares of Common Stock that have been reserved for issuance under the 1993 Plan by an additional 495,000 shares. At this Meeting, the Board of Directors have recommended and the stockholders will be asked to approve an amendment to the 1993 Plan to increase the number of shares of Common Stock that have been reserved for issuance pursuant to such plan to 1,500,000 (subject to adjustment in the event Proposal No. 2 is approved by the Stockholders). The Board believes that the increase is advisable to give the Corporation the flexibility needed to attract, retain and motivate employees, directors and consultants. A copy of the 1993 Plan, as amended, is attached as Exhibit A to this Proxy Statement. Options granted under the 1993 Plan may be either "incentive stock options" within the meaning of Section 422(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options. Incentive stock options may be granted only to employees of the Corporation (including directors who are employees), while non-qualified options may be issued to non-employee directors, employees, consultants and any other non-employee of the Corporation.

         The brief summary of the 1993 Plan that follows is qualified in its entirety by reference to the complete text attached hereto as Exhibit A.

         The 1993 Plan is administered by the Board of Directors or a committee of non-employee directors. These duties involve determining those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock that may be purchased under each option, and the option price.

         The per share exercise price of the Common Stock subject to incentive stock options granted pursuant to the 1993 Plan may not be less than the fair market value of the Common Stock on the date the option is granted. Under the 1993 Plan, the aggregate fair market value (determined as of the date the option is granted) of the Common Stock that first became exercisable by any employee in any one calendar year pursuant to the exercise of incentive stock options may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to him, 10% or more of the total combined voting power of all classes of stock of the Corporation (a "10% Stockholder"), shall be eligible to receive any incentive stock options under the 1993 Plan unless the option price is at least 110% of the fair market value of the Common Stock subject to the option, determined on the date of grant. Non-qualified options are not subject to this limitation.



                                       28




         No incentive stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by the optionee. Pursuant to the terms of the 1993 Plan, in the event of termination of employment, other than by death or permanent total disability, the optionee will have up to three months after such termination to exercise the option. The 1993 Plan provides that upon termination of employment of an optionee by reason of death or permanent total disability, an option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination.

         Options under the 1993 Plan must be granted by September 1, 2003. Incentive stock options granted under the 1993 Plan cannot be exercised more than ten (10) years from the date of grant, except that incentive stock options issued to a 10% Stockholder are limited to five year terms.

         Any unexercised options under the Plans that expire or that terminate upon an employee's ceasing to be employed with the Corporation become available once again for issuance.

         All options granted under the Plans provide for the payment of the exercise price in cash or by delivery to the Corporation of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender shares of Common Stock to purchase additional investment other than his or her original shares.

         The 1993 Plan may be amended by the stockholders of the Corporation. The 1993 Plan may also be amended by the Board of Directors or appropriate committee, provided that any amendment approved by the Board of Directors or the committee which is of a scope that requires stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, is subject to obtaining such stockholder approval.

         On September 24, 1997, the fair market value of the Corporation's Common Stock underlying the options (as determined by the average high and low sale prices quoted on the NASDAQ/NMS on such date) was $21 7/8.

         The following table sets forth, as of September 24, 1997, all options granted pursuant to the 1993 Plan to (i) the named executive officers, (ii) all other current officers of the Corporation as a group, (iii) all current directors of the Corporation who are not officers as a group, and (iv) all employees as a group:


                                       29


         Person                                                                  Options
         ------                                                                  -------
Richard S. Post, Ph.D......................................................       81,400
Donald K. Smith, Ph.D......................................................       47,000
John M. Tarrh..............................................................       25,400
All other current officers as a group (3 persons)..........................       98,200
All current directors who are not executive officers (4 persons)...........            0
All employees who are not executive officers as a group (241 persons)(1)...      392,942

----------------------

(1) Net of all cancelled options. Does not include options to purchase 40,061 shares of Common Stock that have been exercised by all such employees.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion sets forth certain United States income tax considerations in connection with the ownership of Common Stock. These tax considerations are stated in general terms and are based on the Internal Revenue Code of 1986, as amended, regulations thereunder and judicial and administrative interpretations thereof. This discussion does not address state or local tax considerations with respect to the ownership of Common Stock. Moreover, the tax considerations relevant to ownership of the Common Stock may vary depending on a holder's particular status.

         No tax obligation will arise for the optionee or the Corporation upon the granting of incentive stock options or non-qualified stock options under the 1993 Plan. Upon exercise of a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value, on the date of exercise, of the stock acquired over the exercise price of the option. Thereupon, the Corporation will be entitled to a tax deduction (as a compensation expense) in an amount equal to the ordinary income recognized by the optionee. Any additional gain or loss realized by an optionee on disposition of the stock generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Corporation. The income recognized at the end of any deferred period will include any appreciation in the value of the stock during that period and the capital gain holding period will not begin to run until the completion of such period.

         Upon the exercise of an incentive stock option, an optionee recognizes no immediate taxable income. The tax cost is deferred until the optionee ultimately sells the shares of stock. If the optionee does not dispose of the option shares within two years from the date the option was granted and within one year after the exercise of the option, and the option is exercised no later than three months after the termination of the optionee's employment (unless the Board of Directors has provided in the instrument evidencing the option that a shorter time period applies), the gain on the sale will be treated as long term capital gain. Subject to the limitations in the 1993 Plan, certain of these holding periods and employment requirements are liberalized in the event of the optionee's


                                       30




death or disability while employed by the Corporation. The Corporation is not entitled to any tax deduction, except that if the stock is not held for the full term of the holding period outlined above, the gain on the sale of such stock, being the lesser of (i) the fair market value of the stock on the date of exercise minus the option price, or (ii) the amount realized on disposition minus the option price, will be taxed to the optionee as ordinary income and the Corporation will be entitled to a deduction in the same amount. Any additional gain or loss realized by an optionee upon disposition of shares prior to the expiration of the full term of the holding period outlined above generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Corporation. The "spread" upon exercise of an incentive stock option constitutes a tax preference item within the computation of the "alternative minimum tax" under the Code. The tax benefits which might otherwise accrue to an optionee may be affected by the imposition of the alternative minimum tax if applicable to the optionee's individual circumstances.

GRANT OF OPTIONS UNDER THE 1993 PLAN

         As of September 24, 1997, 741,425 options have been granted by the Corporation pursuant to the 1993 Plan.

         The affirmative vote of a majority of the votes present or represented and entitled to vote at the Annual Meeting is required to approve the increase in the aggregate number of shares of Common Stock available under the 1993 Plan.

         THE  BOARD OF  DIRECTORS  RECOMMENDS  APPROVAL  OF THE  ADOPTION  OF AN
AMENDMENT TO THE 1993 PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE PURSUANT TO THE 1993 PLAN TO 1,500,000 (SUBJECT TO ADJUSTMENT IN THE EVENT PROPOSAL NO. 2 IS APPROVED BY THE STOCKHOLDERS), AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                 PROPOSAL NO. 4
                                 --------------

                 ACCOUNTING MATTERS AND RATIFICATION OF AUDITORS

         The persons named in the enclosed proxy will vote to ratify the selection of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending June 27, 1998 unless otherwise directed by the stockholders. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting, and will have the opportunity to make a statement and answer questions from stockholders if he or she so desires.

         The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting is required to ratify the appointment of the independent auditors.

                                       31




         THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                VOTING AT MEETING

         The Board of Directors has fixed September 24, 1997 as the record date for the determination of stockholders entitled to vote at this meeting. At the close of business on that date, there were outstanding and entitled to vote 4,556,899 shares of Common Stock.

                             SOLICITATION OF PROXIES

         The cost of solicitation of proxies will be borne by the Corporation. In addition to the solicitation of proxies by mail, officers and employees of the Corporation may solicit in person or by telephone. The Corporation may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expense in sending proxies and proxy material to beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Corporation. No additional compensation will be paid for such solicitation.

                               REVOCATION OF PROXY

         Subject to the terms and conditions set forth herein, all proxies received by the Corporation will be effective, notwithstanding any transfer of the shares to which such proxies relate, unless prior to the Annual Meeting the Corporation receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The notice of revocation must indicate the certificate number or numbers of the shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

                              STOCKHOLDER PROPOSALS

         In order to be included in proxy material for the 1998 Annual Meeting, tentatively scheduled for November 19, 1998, stockholders' proposed resolutions must be received by the Corporation on or before June 5, 1998. The Corporation suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the President of the Corporation.

                                  ANNUAL REPORT

         THE CORPORATION IS PROVIDING TO EACH STOCKHOLDER, TOGETHER WITH THIS PROXY STATEMENT WITHOUT CHARGE, A COPY OF THE CORPORATION'S ANNUAL REPORT, INCLUDING THE FINANCIAL STATEMENTS FOR THE CORPORATION'S MOST RECENT FISCAL YEAR ENDED JUNE 28, 1997.



                                       32


                                  MISCELLANEOUS

         Management does not know of any other matter which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                                              By Order of the Board of Directors



                                              John M. Tarrh
                                              Secretary

October __, 1997

         MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.



                                       33










                      APPLIED SCIENCE AND TECHNOLOGY, INC.
      PROXY OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 20, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    THE UNDERSIGNED hereby appoints Richard S. Post and John M. Tarrh as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of APPLIED SCIENCE AND TECHNOLOGY, INC. to be held at the St. Francis/Westin Hotel located at 325 Powell Street, San Francisco, California, on Thursday, November 20, 1997 at 2:00 p.m., and at any adjournment or adjournments thereof. The undersigned hereby directs the said Richard S. Post and John M. Tarrh to vote in accordance with their judgment on any matters that may properly come before the Annual Meeting, all as indicated in the Notice of the Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned:

              IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
               ELECTION OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

(1) Proposal to elect two (2) members of the Board of Directors of the Corporation for a term of three years, each of whom is currently serving as a Director of the Corporation.

    INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE STRIKE
                 SUCH NOMINEE'S NAME FROM THE LIST BELOW.

    [ ] FOR all nominees listed below           [ ] WITHHOLD AUTHORITY
        (except as marked to the contrary)          to vote for all nominees
                                                    listed below

                  RICHARD S. POST, PH.D.,   ROBERT R. ANDERSON


(2) Proposal to approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 30,000,000, and to adopt a three-for-two stock split.

                                               FOR [ ]  AGAINST [ ]  ABSTAIN [ ]


(3) Proposal to approve an amendment to the Corporation's 1993 Stock Option Plan to increase the number of shares of Common Stock available for issuance pusuant to the plan to 1,500,000.
                                               FOR [ ]  AGAINST [ ]  ABSTAIN [ ]


(4) Proposal to ratify and approve the selection of KPMG Peat Marwick LLP as independent auditors of the Corporation for the fiscal year ending June 27, 1998.
                                               FOR [ ]  AGAINST [ ]  ABSTAIN [ ]


(5) In their discretion to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR AND IN FAVOR OF THE ITEMS SET FORTH ABOVE UNLESS A CONTRARY SPECIFICATION IS MADE.






PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears below.

                                        Dated:___________________________ , 1996

                                        ________________________________________
                                                        Signature

                                        ________________________________________
                                                 Signature if held jointly

                                        ________________________________________
                                                       Printed Name

                                        ________________________________________
                                                          Address

                                        NOTE:  When  shares  are  held by  joint
                                        tenants,  both should sign. When signing
                                        as  attorney,  executor,  administrator,
                                        trustee or  guardian,  please  give full
                                        title as such.  If the  person  named on
                                        the stock  certificate has died,  please
                                        submit evidence of your authority.  If a
                                        corporation,   please   sign   in   full
                                        corporate   name  by  the  President  or
                                        authorized   officer  and  indicate  the
                                        signer's   office.   If  a  partnership,
                                        please  sign  in  partnership   name  by
                                        authorized person.